UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490

Morrisville, NC 27560

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 26, 2022, the Board of Directors (the “Board”) of Tenax Therapeutics, Inc. (the “Company”) appointed Robyn M. Hunter as a member of the Board, effective January 28, 2022, to serve until the Company’s 2022 annual meeting of stockholders or until her successor is duly elected and qualified.

While the Board’s Corporate Governance and Nominating Committee has not formulated any specific minimum qualifications for director candidates, it has determined certain desirable characteristics including strength of character, mature judgment, career specialization, relevant technical skills, independence, and diversity. After conducting a broad and thorough process, the Corporate Governance and Nominating Committee recommended Ms. Hunter for appointment to the Board.

The Board has determined that Ms. Hunter is an independent director under the relevant SEC and Nasdaq Stock Market listing rules (“Nasdaq Listing Rules”). Ms. Hunter further satisfies the heightened standard of independence under such rules to serve as a member of the Audit and Compliance Committee and has been designated as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Following Ms. Hunter’s appointment, the Board remains majority independent. Effective as of January 28, 2022, Ms. Hunter also joined the Board’s Audit and Compliance Committee, which is now comprised of Drs. June Almenoff and Michael Davidson and Ms. Hunter (Chair).

Ms. Hunter will be compensated in accordance with the Company’s compensation program for independent directors, as set forth in its definitive proxy statement for the 2021 annual meeting of stockholders filed with the SEC on April 30, 2021.

Ms. Hunter, 60, has served as the Chief Financial Officer of Fortress Biotech, Inc. since June 2017, and from August 2011 to June 2017, she served as the Vice President and Corporate Controller of Fortress Biotech. From January 2006 to May 2011, Ms. Hunter served as Senior Vice President and Chief Financial Officer of Schochet Associates, Inc. From August 2004 to January 2006, Ms. Hunter served as the Corporate Controller for Indevus Pharmaceuticals, Inc. From 1990 to 2004, Ms. Hunter held several positions from Accounting Manager to Vice President and Treasurer of The Stackpole Corporation. Ms. Hunter holds a B.A. in Economics from Union College in Schenectady, New York.

There have been no transactions in which the Company has participated and in which Ms. Hunter had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release regarding the appointment of Ms. Hunter to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

As disclosed in the Current Report on Form 8-K filed by the Company on September 14, 2021, the Company previously notified the Nasdaq Stock Market LLC that as a result of the resignation of James Mitchum from the Board and from the Audit and Compliance Committee of the Board, the Company was not in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Board’s Audit and Compliance Committee to be composed of at least three directors, all of whom are independent pursuant to the Nasdaq Listing Rules and applicable law. As detailed in Item 5.02 of this Current Report on Form 8-K, effective January 28, 2022, the Board appointed Ms. Hunter as a member of the Board and as a member and Chair of the Audit and Compliance Committee. As a result of her appointment, the Company is again in compliance with Nasdaq Listing Rule 5605(c)(2)(A).

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2022	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer

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